Exhibit 99.1

NeuBase Therapeutics Reports Business Update and Financial Results

for the First Quarter of Fiscal Year 2023

PITTSBURGH, February 14, 2023 – NeuBase Therapeutics, Inc. (Nasdaq: NBSE) (“NeuBase” or the “Company”), a biotechnology platform company Drugging the Genome™ to address disease at the base level using a new class of precision genetic medicines, today reported its financial results for the three-month period ended December 31, 2022, and other recent developments.

“We plan on leveraging our PATrOL™ platform to perform ‘nuclease free’ in vivo gene editing to restore healthy gene function. This technology complements the field of CRISPR/Cas editors, base editors, and prime editors, with the potential to address the majority of disease-causing mutations. We believe the high fidelity and lack of immunogenicity of our editing approach offer the possibility to address tissue turnover by redosing. Throughout calendar year 2023, we anticipate sharing data on ex vivo and in vivo editing results against high-value genetic mutations, together with associated performance metrics, such as fidelity and efficiency. In addition to focusing on our internal programs, which we plan to announce in more detail over the coming months, we recently announced a research agreement with a global healthcare company to evaluate editing against three monogenic genetic disease-causing genes. Since announcing this initial agreement, we have held additional discussions with other leading healthcare companies on potential collaborations. This is truly an exciting time at NeuBase and we look forward to keeping you apprised of our progress,” stated Dietrich A. Stephan, Ph.D., Founder and Chief Executive Officer of NeuBase.

“As previously announced, we are actively pursuing collaborative initiatives, including partnerships, for our gene silencing programs in myotonic dystrophy type 1 (DM1), Huntington’s disease (HD) and cancers driven by common KRAS gene mutations. We believe this is the best approach for these programs to keep building momentum as they move into the clinic and beyond,” concluded Dr. Stephan.

First Quarter of Fiscal Year 2023 and Recent Operating Highlights

•	Gene Editing Program:
o	The Company is advancing development of the differentiated gene editing capabilities of its PATrOL™ platform, including identifying and evaluating multiple indications for possible future development.
o	Details of the gene editing pipeline expected to be provided during calendar year 2023.
•	Gene Editing Research Agreements:
o	Announced a research agreement with a global healthcare company to evaluate the PATrOL™ platform for three monogenic genetic diseases and collaborate with NeuBase on the evaluation of drug candidates for three undisclosed indications. The global healthcare company will have the exclusive opportunity, subject to certain terms and conditions, to license and develop the drug candidates created under this research evaluation agreement.
o	Engaged in discussions with other healthcare companies on potential for additional research agreements.
•	Gene Silencing Pipeline Collaborations:
o	Actively pursuing collaborative initiatives, including partnerships, for the Company’s DM1, HD, and KRAS (G12D and G12V) programs, which are expected to support future development of these programs.

Financial Results for the Fiscal Quarter Ended December 31, 2022

•	As of December 31, 2022, the Company had cash and cash equivalents of approximately $17.4 million, compared with approximately $23.2 million as of September 30, 2022.
•	NeuBase estimates its current cash and cash equivalents are sufficient to fund currently planned operating and capital expenditures into the second quarter of calendar year 2024.

•	For the fiscal quarter ended December 31, 2022, the Company reported a net loss of approximately $4.4 million, or a net loss of $0.13 per share, compared with a net loss of approximately $7.7 million, or a net loss of $0.24 per share, for the same period last year.
•	For the fiscal quarter ended December 31, 2022, total operating expenses were approximately $4.6 million, consisting of approximately $2.6 million in general and administrative expenses, $1.3 million in research and development expenses, and $0.7 million in restructuring costs. This compares with total operating expenses of approximately $7.3 million for the same period last year, consisting of approximately $2.9 million in general and administrative expenses and $4.4 million in research and development expenses.

About NeuBase Therapeutics

NeuBase is accelerating the genetic revolution by developing a new class of precision genetic medicines that Drug the Genome™. The Company’s therapies are built on a proprietary platform called PATrOL™ that encompasses a novel peptide-nucleic acid antisense oligonucleobase technology that overcomes many of the hurdles to selective mutation engagement, repeat dosing, and systemic delivery of genetic medicines. To learn more, visit www.neubasetherapeutics.com.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are distinguished by the use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These forward-looking statements include, among others, those related to the potential and prospects of the Company’s proprietary PATrOL™ platform, the Company’s plans to announce details regarding its internal programs, statements regarding potential collaborations and the Company’s estimate that its current cash and cash equivalents are sufficient to fund currently planned operating and capital expenditures into the second quarter of calendar year 2024. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward- looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those risk factors contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company's current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: the Company’s cash expenditures; the Company’s plans to research, develop and commercialize any product candidates; the timing of initiation of any clinical trials; the risk that prior data will not be replicated in future studies; the timing of any investigational new drug application or new drug application; the clinical utility, potential benefits and market acceptance of any product candidates; the Company's commercialization, marketing and manufacturing capabilities and strategy; global health conditions, including the impact of COVID-19; the Company's ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risk factors contained in our filings with the SEC. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact:

Dan Ferry

Managing Director

LifeSci Advisors, LLC

daniel@lifesciadvisors.com

OP: (617) 430-7576